UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

THESTREET.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street, 15th Floor, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 321-5000

N/A (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 28, 2005, the TheStreet.com, Inc. (the “Company”) committed to a plan to discontinue the operations of its wholly owned subsidiary Independent Research Group LLC (“IRG Research”), which operates its securities research and brokerage segment. Over the past two years, the Company has invested heavily to expand IRG Research’s staff and product offerings in an effort to grow its revenue, with the ultimate goal of bringing the firm to profitability within a set timetable.

Although the Company explored a range of alternatives, in light of recent market forces driving industry consolidations and resulting in increased competition, the Board of Directors determined to discontinue the segment’s operations rather than continue to expend resources in an increasingly challenging environment in which the profitability timetable would likely not be met. The plan includes the elimination of approximately 40 employees and the termination of various contracts, including a lease for office space. The Company currently expects to complete the plan by the end of the third quarter of fiscal 2005.

The Company expects to incur a charge in the second quarter of 2005 in connection with the disposal of its IRG Research operation, which will include employee severance and other benefit expenses, contract termination expenses and other exit costs. At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. As permitted by Item 2.05, the Company will file an amended report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such estimates or range of estimates.

A copy of the Company’s press release dated June 28, 2005 is attached to this report as Exhibit 99.1.

Statements contained in this current report on Form 8-K relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” and elsewhere in this quarterly report, and in other documents filed by the Company with the Securities and Exchange Commission from time to time, including, without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2004. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Item 9.01.	Exhibits.

(c) Exhibits

99.1	Press release dated June 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: June 28, 2005	By:	/s/ Thomas J. Clarke, Jr.
Thomas J. Clarke, Jr.
Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated June 28, 2005